Exhibit 99.3

1ST CONSTITUTION BANCORP

FINANCIAL INFORMATION

Financial Statements.

1ST Constitution Bancorp

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Cash and due from banks	$18,386	$3,661
Interest-earning deposits	197,291	18,334

Total cash and cash equivalents	215,677	21,995
Investment securities
Available for sale, at fair value	130,886	125,197
Held to maturity (fair value of $100,764 and $95,640 at June 30, 2021 and December 31, 2020, respectively)	97,993	92,552

Total investment securities	228,879	217,749

Loans held for sale	6,017	29,782

Loans	1,235,442	1,433,706
Less: allowance for loan losses	(16,925)	(15,641)

Net loans	1,218,517	1,418,065
Premises and equipment, net	14,043	14,345
Right-of-use assets	15,707	16,548
Accrued interest receivable	4,306	5,273
Bank-owned life insurance	37,658	37,316
Other real estate owned	48	92
Goodwill and intangible assets	35,844	36,003
Other assets	12,549	9,741

Total assets	$1,789,245	$1,806,909

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits
Non-interest bearing	$489,302	$425,210
Interest bearing	1,056,759	1,137,629

Total deposits	1,546,061	1,562,839
Short-term borrowings	—	9,825
Redeemable subordinated debentures	18,557	18,557
Accrued interest payable	530	851
Lease liability	16,612	17,387
Accrued expenses and other liabilities	11,828	9,793

Total liabilities	1,593,588	1,619,252

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 5,000,000 shares authorized; none issued	—	—
Common stock, no par value; 30,000,000 shares authorized; 10,340,551 and 10,293,535 shares issued and 10,284,848 and 10,245,826 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	111,775	111,135
Retained earnings	83,333	75,201
Treasury stock, 55,703 and 47,709 shares at June 30, 2021 and December 31, 2020, respectively	(739)	(611)
Accumulated other comprehensive income	1,288	1,932

Total shareholders’ equity	195,657	187,657

Total liabilities and shareholders’ equity	$1,789,245	$1,806,909

The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp

Consolidated Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
INTEREST INCOME
Loans, including fees	$14,845	$15,374	$30,770	$30,179
Securities:
Taxable	504	852	1,024	1,908
Tax-exempt	458	496	936	934
Federal funds sold and short-term investments	58	4	95	93

Total interest income	15,865	16,726	32,825	33,114

INTEREST EXPENSE
Deposits	1,342	2,724	2,940	5,962
Borrowings	—	48	—	110
Redeemable subordinated debentures	83	106	167	258

Total interest expense	1,425	2,878	3,107	6,330

Net interest income	14,440	13,848	29,718	26,784
PROVISION FOR LOAN LOSSES	600	2,125	2,000	3,020

Net interest income after provision for loan losses	13,840	11,723	27,718	23,764

NON-INTEREST INCOME
Service charges on deposit accounts	107	132	224	345
Gain on sales of loans	2,766	2,121	5,861	3,591
Income on bank-owned life insurance	168	264	342	444
Gain on sales and calls of securities	2	10	4	18
Other income	692	573	1,382	1,158

Total non-interest income	3,735	3,100	7,813	5,556

NON-INTEREST EXPENSES
Salaries and employee benefits	6,459	6,001	13,411	12,170
Occupancy expense	1,161	1,205	2,472	2,375
Data processing expenses	505	470	996	916
FDIC insurance expense	155	225	425	259
Other real estate owned expenses	3	14	55	31
Merger-related expenses	447	—	447	64
Other operating expenses	1,801	1,922	3,826	3,815

Total non-interest expenses	10,531	9,837	21,632	19,630

Income before income taxes	7,044	4,986	13,899	9,690
INCOME TAXES	1,892	1,296	3,818	2,579

Net income	$5,152	$3,690	$10,081	$7,111

EARNINGS PER COMMON SHARE
Basic	$0.50	$0.36	$0.98	$0.70
Diluted	$0.50	$0.36	$0.98	$0.69
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,272,906	10,209,295	10,267,343	10,205,065
Diluted	10,325,335	10,248,156	10,315,780	10,256,481

The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$5,152	$3,690	$10,081	$7,111

Other comprehensive (loss) income:
Unrealized holding gains (losses) on securities available for sale	52	1,716	(626)	1,529
Tax effect	(15)	(418)	148	(372)

Net of tax amount	37	1,298	(478)	1,157

Reclassification adjustment for gains on securities available for sale(1)	(2)	(10)	(2)	(11)
Tax effect (2)	—	3	—	3

Net of tax amount	(2)	(7)	(2)	(8)

Reclassification adjustment for unrealized impairment loss on held to maturity security(3)	7	5	13	8
Tax effect	(2)	(2)	(3)	(3)

Net of tax amount	5	3	10	5

Pension liability	(31)	85	(63)	141
Tax effect	8	(25)	16	(42)

Net of tax amount	(23)	60	(47)	99

Reclassification adjustment for actuarial gains for unfunded pension liability(4)	(89)	(56)	(178)	(100)
Tax effect (2)	26	17	51	30

Net of tax amount	(63)	(39)	(127)	(70)

Total other comprehensive (loss) income	(46)	1,315	(644)	1,183

Comprehensive income	$5,106	$5,005	$9,437	$8,294

(1)	Included in gain on sales and calls of securities on the consolidated statements of income
(2)	Included in income taxes on the consolidated statements of income
(3)	Included in investment securities held to maturity on the consolidated balance sheets
(4)	Included in salaries and employee benefits expense on the consolidated statements of income

The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp

Consolidated Statements of Changes in Shareholders’ Equity

For the Three and Six Months Ended June 30, 2021 and 2020

(Dollars in thousands)

(Unaudited)

	Common Stock	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance, April 1, 2020	$110,254	$63,295	$(503)	$59	$173,105
Net income	—	3,690	—	—	3,690
Issuance of restricted shares (17,750 shares)	—	—	—	—	—
Share-based compensation	292	—	—	—	292
Cash dividends ($0.09 per share)	—	(918)	—	—	(918)
Other comprehensive income	—	—	—	1,315	1,315

Balance, June 30, 2020	$110,546	$66,067	$(503)	$1,374	$177,484

Balance, April 1, 2021	$111,460	$79,208	$(739)	$1,334	$191,263
Net income	—	5,152	—	—	5,152
Exercise of stock options and issuance of restricted shares (1,185 shares and 18,500 shares, respectively)	13	—	—	—	13
Share-based compensation	302	—	—	—	302
Cash dividends ($0.10 per share)	—	(1,027)	—	—	(1,027)
Other comprehensive loss	—	—	—	(46)	(46)

Balance, June 30, 2021	$111,775	$83,333	$(739)	$1,288	$195,657

	Common Stock	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance, January 1, 2020	$109,964	$60,791	$(368)	$191	$170,578
Net income	—	7,111	—	—	7,111
Issuance of restricted shares (33,400 shares)	—	—	—	—	—
Share-based compensation	582	—	—	—	582
Cash dividends ($0.18 per share)	—	(1,835)	—	—	(1,835)
Purchase of treasury shares (6,028 shares)	—	—	(135)	—	(135)
Other comprehensive income	—	—	—	1,183	1,183

Balance, June 30, 2020	$110,546	$66,067	$(503)	$1,374	$177,484

Balance, January 1, 2021	$111,135	$75,201	$(611)	$1,932	$187,657
Net income	—	10,081	—	—	10,081
Exercise of stock options and issuance of restricted shares (7,666 shares and 39,350 shares, respectively)	67	—	—	—	67
Share-based compensation	573	—	—	—	573
Cash dividends ($0.20 per share)	—	(1,949)	—	—	(1,949)
Purchase of treasury shares (7,994 shares)	—	—	(128)	—	(128)
Other comprehensive loss	—	—	—	(644)	(644)

Balance, June 30, 2021	$111,775	$83,333	$(739)	$1,288	$195,657

The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$10,081	$7,111
Adjustments to reconcile net income to net cash provided by operating activities-
Provision for loan losses	2,000	3,020
Depreciation and amortization	959	1,061
Net amortization of premiums and discounts on securities	642	655
SBA loan discount accretion	(172)	(206)
Gain on sales and calls of securities available for sale	(2)	(11)
Gain on sales and calls of securities held to maturity	(2)	(7)
Write-down of other real estate owned	44	—
Gain on sales of loans held for sale	(5,861)	(3,591)
Originations of loans held for sale	(156,649)	(118,467)
Proceeds from sales of loans held for sale	186,275	116,856
Increase in cash surrender value on bank–owned life insurance	(342)	(369)
Gain on cash surrender value on bank-owned life insurance	—	(75)
Share-based compensation expense	573	582
(Increase) decrease in deferred tax asset	(1,911)	384
Noncash rent and equipment expense	65	94
Decrease (increase) in accrued interest receivable	967	(795)
Increase in other assets	(1,242)	(1,226)
Decrease in accrued interest payable	(321)	(296)
Increase in accrued expenses and other liabilities	1,793	1,470

Net cash provided by operating activities	36,897	6,190

INVESTING ACTIVITIES:
Purchases of securities:
Available for sale	(26,350)	(18,417)
Held to maturity	(30,033)	(31,364)
Proceeds from sales, calls, maturities and payments of securities:
Available for sale	19,590	23,624
Held to maturity	24,410	13,347
Proceeds from bank-owned life insurance benefits paid	—	179
Net redemption (purchase) of restricted stock	411	(1,706)
Net decrease (increase) in loans	197,720	(139,367)
Capital expenditures	(350)	(107)
Proceeds from sales of other real estate owned	—	101

Net cash provided by (used in) investing activities	185,398	(153,710)

FINANCING ACTIVITIES:
Exercise of stock options	67	—
Purchase of treasury shares	(128)	(135)
Cash dividends paid to shareholders	(1,949)	(1,835)
Net (decrease) increase in deposits	(16,778)	132,030
(Decrease) increase in short-term borrowings	(9,825)	15,200

Net cash (used in) provided by financing activities	(28,613)	145,260

Increase (decrease) in cash and cash equivalents	193,682	(2,260)
Cash and cash equivalents at beginning of period	21,995	14,842

Cash and cash equivalents at end of period	$215,677	$12,582

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for -
Interest	$3,428	$6,626
Income taxes	6,079	1,241
Noncash items
Right-of-use assets	—	—
Lease liability	11	144

The accompanying notes are an integral part of these consolidated financial statements.

1ST Constitution Bancorp

Notes to Consolidated Financial Statements

June 30, 2021

(Unaudited)

(1) Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements include 1ST Constitution Bancorp (the “Company”), its wholly-owned subsidiary, 1ST Constitution Bank (the “Bank”), and the Bank’s wholly-owned subsidiaries, 1ST Constitution Investment Company of New Jersey, Inc., FCB Assets Holdings, Inc and 1st Constitution Real Estate Investment Corporation (the “REIT”), which is indirectly owned by the Bank. To qualify as a real estate investment trust for tax purposes, the REIT must have 100 or more shareholders. As a result, less than 20 percent of the REIT’s outstanding non-voting preferred stock has been issued to individual shareholders, consisting of officers, directors and employees of the Bank and their adult family members. 1ST Constitution Investment Company of New Jersey, Inc. owns the remaining issued and outstanding preferred stock and common stock of the REIT. 1ST Constitution Capital Trust II, a subsidiary of the Company, is not included in the Company’s consolidated financial statements, as it is a variable interest entity and the Company is not the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021.

In the opinion of the Company, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the operating results for the interim periods have been included. The results of operations for periods of less than a year are not necessarily indicative of results for the full year.

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of June 30, 2021 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date these financial statements were issued.

Novel Coronavirus (“COVID-19”) Impact: The sudden emergence of the COVID-19 global pandemic in the first quarter of 2020, and the responses thereto (including business and school closures, restrictions on travel and social distancing protocols), have caused, and are continuing to cause, widespread uncertainty, social and economic disruption, highly volatile financial markets and higher levels of unemployment. As a result, many businesses located in the Bank’s primary market areas of northern and central New Jersey, communities along the New Jersey shore, and the New York City metropolitan area, and their employees, have been adversely impacted.

The ultimate impact of the COVID-19 pandemic on the businesses and the people in the communities that the Bank serves, and on the Company’s operations and financial performance, will depend on future developments related to the duration, extent and severity of the pandemic and measures taken by governmental and private parties in response thereto, including but not limited to the enactment of further legislation or the adoption of policies designed to deliver monetary aid and other relief to borrowers. In addition, to the extent that the Bank’s customers are not able to fulfill their contractual obligations, the Company’s business operations, asset valuations, financial condition, cash flows and results of operations could be materially adversely impacted. Material adverse impacts may also include all or a combination of valuation impairments on our intangible assets, investments, loans, deferred tax assets, or other real estate owned (“OREO”). Similarly, the Company’s operations rely on third-party vendors to process, record and monitor transactions. If any of these vendors are unable to provide these services, our ability to serve customers could be disrupted. The pandemic could also negatively impact customers’ ability to conduct banking and other financial transactions. The Company’s operations could also be adversely impacted if key personnel or a significant number of employees are unable to work due to illness or restrictions.

On March 27, 2020, the President of the United States signed into law the Coronavirus Aid, Relief and Economic Security (“CARES”) Act to provide relief for individuals and businesses that have been negatively impacted by the COVID-19 pandemic. Among the provisions, the CARES Act includes a provision for the Company to opt out of applying the “troubled-debt restructuring” accounting guidance in Accounting Standards Codification (“ASC”) Topic 310-40 for certain loan modifications. Loan modifications made between March 1, 2020 and the earlier of i) December 30, 2020 or ii) 60 days after the President declares a termination of the COVID-19 national emergency are eligible for this relief if the related loans were not more than 30 days past due as of December 31, 2019. The Bank adopted this provision as of March 31, 2020.

The Economic Aid to Hard Hit Small Business, Not for Profits and Venues Act (“Economic Aid Act”) was enacted in December 2020 in further response to the COVID-19 pandemic. Among other things, the Economic Aid Act provides relief to borrowers in the form of access to additional credit through the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”) as originally constituted under the CARES Act. In addition, the Economic Aid Act extended the relief from ASC Topic 310-40, such that the Company is able to opt out of applying the “troubled-debt restructuring” accounting guidance for loan modifications made between January 1, 2021 and the earlier of (i) December 30, 2021 or (ii) 60 days after the President declares a termination of the COVID-19 national emergency; provided, that, the modified loans were not more than 30 days past due as of December 31, 2019. The Bank adopted this provision as of December 31, 2020.

(2) Earnings Per Common Share

Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding, as adjusted for the assumed exercise of dilutive common stock options using the treasury stock method.

Awards of restricted shares are included in outstanding shares when granted. Unvested restricted shares are entitled to non-forfeitable dividends and participate in undistributed earnings with common shares. Awards of this nature are considered participating securities and basic and diluted earnings per share are computed under the two-class method.

Dilutive securities in the tables below exclude common stock options with exercise prices that exceed the average market price of the Company’s common stock during the periods presented. Inclusion of these common stock options would be anti-dilutive to the diluted earnings per common share calculation. For the three months ended June 30, 2021 and 2020, 23,300 and 54,930 options, respectively, were anti-dilutive and were not included in the computation of diluted earnings per share. For the six months ended June 30, 2021 and 2020, 40,450 and 41,430 options, respectively, were anti-dilutive and were not included in the computation of diluted earnings per share.

The following table illustrates the calculation of both basic and diluted earnings per share for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2021	2020	2021	2020
Net income	$5,152	$3,690	$10,081	$7,111

Basic weighted average shares outstanding	10,272,906	10,209,295	10,267,343	10,205,065
Plus: common stock equivalents	52,429	38,861	48,437	51,416

Diluted weighted average shares outstanding	10,325,335	10,248,156	10,315,780	10,256,481

Earnings per share:
Basic	$0.50	$0.36	$0.98	$0.70
Diluted	$0.50	$0.36	$0.98	$0.69

(3) Investment Securities

A summary of amortized cost and fair value of investment securities available for sale follows:

	June 30, 2021
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities and obligations of U.S. Government sponsored entities (“GSE”)	$2,747	$22	$—	$2,769
Residential collateralized mortgage obligations - GSE	36,800	339	(68)	37,071
Residential mortgage backed securities - GSE	26,738	483	(95)	27,126
Obligations of state and political subdivisions	24,096	911	—	25,007
Corporate debt securities	21,006	322	(39)	21,289
Other debt securities	17,511	175	(62)	17,624

Total	$128,898	$2,252	$(264)	$130,886

	December 31, 2020
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities and obligations of U.S. Government sponsored entities (“GSE”)	$3,437	$7	$(5)	$3,439
Residential collateralized mortgage obligations - GSE	36,282	503	(6)	36,779
Residential mortgage backed securities - GSE	13,031	572	(6)	13,597
Obligations of state and political subdivisions	26,445	1,007	—	27,452
Corporate debt securities	20,997	465	(95)	21,367
Other debt securities	22,389	254	(80)	22,563

Total	$122,581	$2,808	$(192)	$125,197

A summary of amortized cost, carrying value and fair value of investment securities held to maturity follows:

	June 30, 2021

(Dollars in thousands)	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Residential collateralized mortgage obligations - GSE	$3,417	$—	$3,417	$124	$—	$3,541
Residential mortgage backed securities - GSE	20,047	—	20,047	923	—	20,970
Obligations of state and political subdivisions	70,631	—	70,631	1,295	(80)	71,846
Trust preferred debt securities - pooled	641	(459)	182	464	—	646
Other debt securities	3,716	—	3,716	57	(12)	3,761

Total	$98,452	$(459)	$97,993	$2,863	$(92)	$100,764

	December 31, 2020
(Dollars in thousands)	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Residential collateralized mortgage obligations - GSE	$4,640	$—	$4,640	$166	$—	$4,806
Residential mortgage backed securities - GSE	24,517	—	24,517	1,208	—	25,725
Obligations of state and political subdivisions	61,249	—	61,249	1,248	(2)	62,495
Trust preferred debt securities - pooled	648	(472)	176	405	—	581
Other debt securities	1,970	—	1,970	63	—	2,033

Total	$93,024	$(472)	$92,552	$3,090	$(2)	$95,640

At June 30, 2021 and December 31, 2020, $65.0 million and $81.7 million of investment securities, respectively, were pledged to secure public funds and collateralized borrowings from the Federal Home Loan Bank of New York (“FHLB”) and for other purposes required or permitted by law.

Restricted stock was included in other assets at June 30, 2021 and December 31, 2020 and totaled $1.2 million and $1.7 million, respectively. Restricted stock consisted of $1.0 million of FHLB stock and $160,000 of Atlantic Community Bankers Bank stock at June 30, 2021 and $1.5 million of FHLB and $160,000 of Atlantic Community Bankers Bank stock at December 31, 2020.

The following table sets forth certain information regarding the amortized cost, carrying value, fair value, weighted average yields and contractual maturities of the Company’s investment portfolio as of June 30, 2021. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2021
(Dollars in thousands)	Amortized Cost	Fair Value	Yield
Available for sale
Due in one year or less	$4,317	$4,409	3.16%
Due after one year through five years	28,838	29,660	2.34%
Due after five years through ten years	25,996	26,481	1.75%
Due after ten years	69,747	70,336	1.74%

Total	$128,898	$130,886	1.92%

	Carrying Value	Fair Value	Yield
Held to maturity
Due in one year or less	$23,898	$23,922	1.05%
Due after one year through five years	4,491	4,643	3.58%
Due after five years through ten years	13,705	14,281	2.77%
Due after ten years	55,899	57,918	2.59%

Total	$97,993	$100,764	2.29%

Gross unrealized losses on available for sale and held to maturity securities and the fair value of the related securities aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021
		Less than 12 months		12 months or longer		Total
(Dollars in thousands)	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Residential collateralized mortgage obligations - GSE	4	$10,888	$(66)	$1,202	$(2)	$12,090	$(68)
Residential mortgage backed securities - GSE	8	9,935	(89)	187	(6)	10,122	(95)
Obligations of state and political subdivisions	4	7,828	(80)	—	—	7,828	(80)
Corporate debt securities	3	—	—	3,456	(39)	3,456	(39)
Other debt securities	7	3,066	(12)	8,858	(62)	11,924	(74)

Total temporarily impaired securities	26	$31,717	$(247)	$13,703	$(109)	$45,420	$(356)

	December 31, 2020
		Less than 12 months		12 months or longer		Total
(Dollars in thousands)	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government sponsored entities (GSE)	1	$—	$—	$548	$(5)	$548	$(5)
Residential collateralized mortgage obligations - GSE	3	5,153	(2)	2,060	(4)	7,213	(6)
Residential mortgage backed securities - GSE	3	203	(6)	—	—	203	(6)
Obligations of state and political subdivisions	1	1,295	(2)	—	—	1,295	(2)
Corporate debt securities	3	—	—	3,399	(95)	3,399	(95)
Other debt securities	7	—	—	11,230	(80)	11,230	(80)

Total temporarily impaired securities	18	$6,651	$(10)	$17,237	$(184)	$23,888	$(194)

U.S. Treasury securities and obligations of U.S. government-sponsored entities: The unrealized losses on investments in these securities were caused by increases in market interest rates. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity. Therefore, these investments are not considered other-than-temporarily impaired.

Residential collateralized mortgage obligations and residential mortgage backed securities: The unrealized losses on investments in residential collateralized mortgage obligations and residential mortgage backed securities were caused by increases in market interest rates. The contractual cash flows of these securities are guaranteed by the issuers, which are primarily government or government sponsored agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. The decline in fair value is attributable to changes in interest rates and not credit quality. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity. Therefore, these investments are not considered other-than-temporarily impaired.

Obligations of state and political subdivisions: The unrealized losses on investments in these securities were caused by increases in market interest rates. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. None of the issuers have defaulted on interest payments. These investments are not considered to be other than temporarily impaired because the decline in fair value is attributable to changes in interest rates and not credit quality. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity. Therefore, these investments are not considered other-than-temporarily impaired.

Corporate debt securities. The unrealized losses on investments in corporate debt securities were caused by an increase in market interest rates, which includes the yield required by market participants for the issuer’s credit risk. None of the corporate issuers have defaulted on interest payments. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity. Therefore, these investments are not considered other-than-temporarily impaired.

Other debt securities. The unrealized losses on investments in other debt securities were caused by an increase in market interest rates, which includes the yield required by market participants for the issuer’s credit risk. None of the issuers have defaulted on interest payments. The decline in fair value is attributable to changes in market interest rates. The Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity. Therefore, these investments are not considered other-than-temporarily impaired.

Trust preferred debt securities – pooled: This trust preferred debt security was issued by a two issuer pool (Preferred Term Securities XXV, Ltd. co-issued by Keefe, Bruyette and Woods, Inc. and First Tennessee (“PRETSL XXV”)), consisting primarily of financial institution holding companies. During 2009, the Company recognized an other-than-temporary impairment charge of $865,000, of which $364,000 was determined to be a credit loss and charged to operations and $501,000 was recognized in the other comprehensive income (loss) component of shareholders’ equity. The primary factor used to determine the credit portion of the impairment loss to be recognized in the income statement for this security was the discounted present value of projected cash flow, where that present value of cash flow was less than the amortized cost basis of the security. The present value of cash flow was developed using a model that considered performing collateral ratios, the level of subordination to senior tranches of the security and credit ratings of and projected credit defaults in the underlying collateral. Due to recovery of the cash flows underlying the security, the Company began to accrete the $501,000 of impairment charge in the other comprehensive income component in 2019. Total accretion of $12,000 was recognized in the first six months of 2021 as an increase in the carrying amount of the security. On a quarterly basis, management evaluates this security to determine if any additional other-than-temporary impairment is required. As of June 30, 2021, management concluded that no additional other-than-temporary impairment had occurred.

(4) Allowance for Loan Losses and Credit Quality

The Company’s primary lending emphasis is the origination of commercial real estate loans, mortgage warehouse lines of credit and commercial business loans. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy and a decline in New Jersey and New York City metropolitan area real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

The following table provides an aging of the loan portfolio by loan class at June 30, 2021:

(Dollars in thousands)	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Non-Accrual Loans
Commercial real estate	$—	$—	$3,113	$3,113	$612,519	$615,632	$—	$3,113
Mortgage warehouse lines	—	—	—	—	241,827	241,827	—	—
Construction	—	—	7,024	7,024	124,246	131,270	—	7,024
Commercial business	—	—	4	4	160,052	160,056	—	131
Residential real estate	658	—	1,296	1,954	66,533	68,487	—	1,638
Loans to individuals	327	—	47	374	18,979	19,353	—	148
Other loans	—	—	—	—	104	104	—	—

Total loans	$985	$—	$11,484	$12,469	$1,224,260	1,236,729	$—	$12,054

Deferred loan fees, net						(1,287)

Total loans						$1,235,442

The following table provides an aging of the loan portfolio by loan class at December 31, 2020:

(Dollars in thousands)	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Non-Accrual Loans
Commercial real estate	$—	$—	$7,008	$7,008	$611,970	$618,978	$—	$7,565
Mortgage warehouse lines	—	—	—	—	388,366	388,366	—	—
Construction	—	—	7,500	7,500	121,745	129,245	—	7,500
Commercial business	1	—	84	85	188,643	188,728	—	225
Residential real estate	1,356	91	1,534	2,981	85,280	88,261	871	798
Loans to individuals	12	99	264	375	20,894	21,269	—	273
Other loans	—	—	—	—	113	113	—	—

Total loans	$1,369	$190	$16,390	$17,949	$1,417,011	1,434,960	$871	$16,361

Deferred loan fees, net						(1,254)

Total loans						$1,433,706

As provided by (“ASC”) 310-30, the excess of cash flows expected at acquisition over the initial investment in the loan is recognized as interest income over the life of the loan. At June 30, 2021 and December 31, 2020, there were $542,000 and $2.4 million of purchased credit impaired loans, respectively, that were not classified as non-performing loans due to the accretion of income.

The Company’s internal credit risk grades are based on the definitions currently utilized by the banking regulatory agencies. The grades assigned and their definitions are as follows:

1. Excellent - Loans that are based upon cash collateral held at the Company and adequately margined. Loans that are based upon “blue chip” stocks listed on the major stock exchanges and adequately margined.

2. Above Average - Loans to companies whose balance sheets show excellent liquidity and long-term debt is on well-spread schedules of repayment easily covered by cash flow. Such companies have been consistently profitable and have diversification in their product lines or sources of revenue. The continuation of profitable operations for the foreseeable future is likely. Management is comprised of a mix of ages, experience and backgrounds and management succession is in place. Sources of raw materials and, for service companies, the sources of revenue are abundant. Future needs have been planned for. Character and management ability of individuals or company principals are excellent. Loans to individuals are supported by their high net worth and liquid assets.

3. Good - Loans to companies whose balance sheets show good liquidity and cash flow adequate to meet maturities of long-term debt with a comfortable margin. Such companies have established profitable records over a number of years, and there has been growth in net worth. Operating ratios are in line with those of the industry, and expenses are in proper relationship to the volume of business done and the profits achieved. Management is well-balanced and competent in their responsibilities. Economic environment is favorable; however, competition is strong. The prospects for growth are good. Loans in this category do not meet the collateral requirements of loans graded excellent and above average. Loans to individuals are supported by good net worth but whose supporting assets are illiquid.

3w. Watch - Included in this category are loans evidencing problems identified by Company management that require closer supervision, but do not require a “special mention” rating. This category also covers situations where the Company does not have adequate current information upon which credit quality can be determined. The account officer has the obligation to correct these deficiencies within 30 days from the time of notification.

4. Special Mention - A “special mention” loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or the Company’s credit position at some future date. Special mention loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

5. Substandard - A “substandard” loan is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

6. Doubtful - A loan classified as “doubtful” has all the weaknesses inherent of a loan classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

7. Loss - A loan classified as “loss” is considered uncollectible and of such little value that its continuance on the books is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value. Rather, this classification indicates that it is not practical or desirable to defer writing off this loan even though partial recovery may occur in the future.

The following table provides a breakdown of the loan portfolio by credit quality indicator at June 30, 2021:

(Dollars in thousands)
Credit Exposure by Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Pass	$124,246	$147,994	$579,040	$241,827	$65,457
Special Mention	216	2,686	20,088	—	351
Substandard	—	9,372	16,504	—	2,679
Doubtful	6,808	4	—	—	—

Total	$131,270	$160,056	$615,632	$241,827	$68,487

Credit Exposure by Payment Activity	Loans To Individuals	Other Loans
Performing	$19,205	$104
Non-performing	148	—

Total	$19,353	$104

The following table provides a breakdown of the loan portfolio by credit quality indicator at December 31, 2020:

(Dollars in thousands)
Credit Exposure by Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Pass	$121,745	$175,895	$580,699	$387,483	$85,203
Special Mention	—	5,942	15,419	883	358
Substandard	7,500	6,806	22,860	—	2,700
Doubtful	—	85	—	—	—

Total	$129,245	$188,728	$618,978	$388,366	$88,261

Credit Exposure by Payment Activity	Loans To Individuals	Other Loans
Performing	$20,996	$113
Non-performing	273	—

Total	$21,269	$113

Impaired Loans

Loans are considered to be impaired when, based on current information and events, it is determined that the Company will not be able to collect all amounts due according to the loan agreement, including scheduled interest payments. When a loan is placed on non-accrual status, it is also considered to be impaired. Loans are placed on non-accrual status when: (1) the full collection of interest or principal becomes uncertain or (2) the loans are contractually past due 90 days or more as to interest or principal payments unless the loans are both well secured and in the process of collection.

The following tables summarize the distribution of the allowance for loan losses and loans receivable by loan class and impairment method at June 30, 2021 and December 31, 2020:

	June 30, 2021
(Dollars in thousands)	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other Loans	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$2,972	$5	$479	$—	$—	$—	$—	$—	$3,456
Loans acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—
Collectively evaluated for impairment	2,053	2,657	6,396	1,088	418	110		747	13,469

Ending Balance	$5,025	$2,662	$6,875	$1,088	$418	$110	$—	$747	$16,925

Loans receivable:
Individually evaluated for impairment	$7,024	$730	$7,810	$—	$1,638	$148	$—	$—	$17,350
Loans acquired with deteriorated credit quality	—	295	2,401	—	425	—	—	—	3,121
Collectively evaluated for impairment	124,246	159,031	605,421	241,827	66,424	19,205	104	—	1,216,258

Ending Balance	$131,270	$160,056	$615,632	$241,827	$68,487	$19,353	$104	$—	1,236,729

Deferred loan fees, net									(1,287)

									$1,235,442

	December 31, 2020
(Dollars in thousands)	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other Loans	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$2,089	$4	$19	$—	$—	$—	$—	$—	$2,112
Loans acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—
Collectively evaluated for impairment	1,652	2,723	6,403	1,807	619	125	—	200	13,529

Ending Balance	$3,741	$2,727	$6,422	$1,807	$619	$125	$—	$200	$15,641

Loans receivable:
Individually evaluated for impairment	$7,500	$959	$11,717	$—	$798	$273	$—	$—	$21,247
Loans acquired with deteriorated credit quality	—	308	3,323	—	410	—	—	—	4,041
Collectively evaluated for impairment	121,745	187,461	603,938	388,366	87,053	20,996	113	—	1,409,672

Ending Balance	$129,245	$188,728	$618,978	$388,366	$88,261	$21,269	$113	$—	1,434,960

Deferred loan fees, net									(1,254)

									$1,433,706

At June 30, 2021 and December 31, 2020, there were $36.0 million and $58.8 million, respectively, of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans which are included in commercial business loans and are 100% guaranteed by the SBA. Accordingly, no allowance was provided for such loans.

The activity in the allowance for loan loss by loan class for the three and six months ended June 30, 2021 and 2020 was as follows:

Balance - (Dollars in thousands)	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other Loans	Unallocated	Total
Balance - April 1, 2021	$5,468	$2,910	$6,679	$1,212	$478	$120	$—	$177	$17,044
Provision charged/(credited) to operations	(443)	456	210	(124)	(60)	(10)	1	570	600
Loans charged off	—	(704)	(14)	—	—	—	(1)	—	(719)
Recoveries of loans charged off	—	—	—	—	—	—	—	—	—

Balance - June 30, 2021	$5,025	$2,662	$6,875	$1,088	$418	$110	$—	$747	$16,925

Balance - April 1, 2020	$1,706	$1,771	$4,800	$1,027	$430	$188	$—	$79	$10,001
Provision charged/(credited) to operations	(45)	9	1,819	310	76	(6)	—	(38)	2,125
Loans charged off	—	—	—	—	—	—	—	—	—
Recoveries of loans charged off	—	—	—	—	—	—	—	—	—

Balance - June 30, 2020	$1,661	$1,780	$6,619	$1,337	$506	$182	$—	$41	$12,126

Balance - (Dollars in thousands)	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate	Loans to Individuals	Other Loans	Unallocated	Total
Balance - January 1, 2021	$3,741	$2,727	$6,422	$1,807	$619	$125	$—	$200	$15,641
Provision charged/(credited) to operations	1,284	636	467	(719)	(201)	(15)	1	547	2,000
Loans charged off	—	(704)	(14)	—	—	—	(1)	—	(719)
Recoveries of loans charged off	—	3	—	—	—	—	—	—	3

Balance - June 30, 2021	$5,025	$2,662	$6,875	$1,088	$418	$110	$—	$747	$16,925

Balance - January 1, 2020	$1,389	$1,409	$4,524	$1,083	$412	$185	$—	$269	$9,271
Provision charged/(credited) to operations	272	536	2,095	254	94	(3)	—	(228)	3,020
Loans charged off	—	(165)	—	—	—	—	—	—	(165)
Recoveries of loans charged off	—	—	—	—	—	—	—	—	—

Balance - June 30, 2020	$1,661	$1,780	$6,619	$1,337	$506	$182	$—	$41	$12,126

When a loan is identified as impaired, the measurement of impairment is based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In such cases, the current fair value of the collateral less selling costs is used. If the value of the impaired loan is less than the recorded investment in the loan, the impairment is recognized through an allowance estimate or a charge to the allowance.

Impaired Loans Receivables (By Class)

				Three Months Ended June 30, 2021		Six Months Ended June 30, 2021
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With no allowance:
Commercial:
Construction	$216	$216	$—	$72	$—	$36	$—
Commercial Business	499	1,818	—	600	49	722	86
Commercial Real Estate	2,401	2,767	—	3,269	105	6,064	166
Mortgage Warehouse Lines	—	—	—	—	—	—	—

Subtotal	3,116	4,801	—	3,941	154	6,822	252

Residential Real Estate	2,063	2,227	—	2,065	8	2,070	15

Consumer:
Loans to Individuals	148	155	—	148	—	223	—
Other Loans	—	—	—	—	—	—	—

Subtotal	148	155	—	148	—	223	—

With no allowance:	$5,327	$7,183	$—	$6,154	$162	$9,115	$267

With an allowance:
Commercial:
Construction	$6,808	$6,808	$2,972	$7,038	$—	$7,269	$—
Commercial Business	526	526	5	529	7	468	14
Commercial Real Estate	7,810	7,961	479	7,879	63	7,558	125
Mortgage Warehouse Lines	—	—	—	—	—	—	—

Subtotal	15,144	15,295	3,456	15,446	70	15,295	139

Residential Real Estate	—	—	—	—	—	—	—

Consumer:
Loans to Individuals	—	—	—	—	—	—	—
Other Loans	—	—	—	—	—	—	—

Subtotal	—	—	—	—	—	—	—

With an allowance:	$15,144	$15,295	$3,456	$15,446	$70	$15,295	$139

Total:
Construction	7,024	7,024	2,972	7,110	—	7,305	—
Commercial Business	1,025	2,344	5	1,129	56	1,190	100
Commercial Real Estate	10,211	10,728	479	11,148	168	13,622	291
Mortgage Warehouse Lines	—	—	—	—	—	—	—
Residential Real Estate	2,063	2,227	—	2,065	8	2,070	15
Consumer	148	155	—	148	—	223	—

Total	$20,471	$22,478	$3,456	$21,600	$232	$24,410	$406

Impaired Loans Receivables (By Class)

	December 31, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no allowance:
Commercial:
Construction	$—	$—	$—
Commercial Business	1,120	2,500	—
Commercial Real Estate	11,806	13,833	—
Mortgage Warehouse Lines	—	—	—

Subtotal	12,926	16,333	—

Residential Real Estate	1,208	1,465	—

Consumer:
Loans to Individuals	273	297	—
Other Loans	—	—	—

Subtotal	273	297	—

With no allowance	$14,407	$18,095	$—

With an allowance:
Commercial:
Construction	$7,500	$7,500	$2,089
Commercial Business	147	147	4
Commercial Real Estate	3,234	3,234	19
Mortgage Warehouse Lines	—	—	—

Subtotal	10,881	10,881	2,112

Residential Real Estate	—	—	—

Consumer:
Loans to Individuals	—	—	—
Other Loans	—	—	—

Subtotal	—	—	—

With an allowance	$10,881	$10,881	$2,112

Total:
Construction	$7,500	$7,500	$2,089
Commercial Business	1,267	2,647	4
Commercial Real Estate	15,040	17,067	19
Mortgage Warehouse Lines	—	—	—
Residential Real Estate	1,208	1,465	—
Consumer	273	297	—

Total	$25,288	$28,976	$2,112

Impaired Loans Receivables (By Class)

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With no allowance:
Commercial:
Construction	$9,304	$23	$6,203	$48
Commercial Business	1,621	17	1,358	35
Commercial Real Estate	8,884	91	8,338	182
Mortgage Warehouse Lines	—	—		—

Subtotal	19,809	131	15,899	265

Residential Real Estate	1,360	9	1,282	18

Consumer:
Loans to Individuals	517	—	599	—
Other Loans	—	—	—	—

Subtotal	517	—	599	—

With no allowance	$21,686	$140	$17,780	$283

With an allowance:
Commercial:
Construction	$—	$—	$—	$—
Commercial Business	140	—	398	—
Commercial Real Estate	3,675	51	4,113	104
Mortgage Warehouse Lines	—	—	—	—

Subtotal	3,815	51	4,511	104

Residential Real Estate	—	—	—	—

Consumer:
Loans to Individuals	—	—	—	—
Other Loans	—	—	—	—

Subtotal	—	—	—	—

With an allowance	$3,815	$51	$4,511	$104

Total:
Construction	$9,304	$23	6,203	48
Commercial Business	1,761	17	1,756	35
Commercial Real Estate	12,559	142	12,451	286
Mortgage Warehouse Lines	—	—	—	—
Residential Real Estate	1,360	9	1,282	18
Consumer	517	—	599	—

Total	$25,501	$191	$22,291	$387

Purchased Credit-Impaired Loans

Purchased credit-impaired (“PCI”) loans are loans acquired at a discount due in part to the deteriorated credit quality. On November 8, 2019, as part of the merger of Shore Community Bank with and into the Bank, the Company acquired PCI loans with loan balances totaling $6.3 million and fair values totaling $4.6 million. The following table presents additional information regarding PCI loans at June 30, 2021 and December 31, 2020:

(Dollars in thousands)	June 30, 2021	December 31, 2020
Outstanding balance	$4,284	$5,221
Carrying amount	$3,121	$4,041

Changes in accretable discount for purchased credit-impaired loans for the three and six months ended June 30, 2021 and June 30, 2020 were as follows:

	Three months ended June 30,		Six months ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Balance at beginning of period	$388	$522	$232	$657
Acquisition of impaired loans	—	—	—	—
Transfer from non-accretable discount			229	—
Accretion of discount	(87)	(96)	(160)	(231)

Balance at end of period	$301	$426	$301	$426

Consumer Mortgage Loans Secured by Residential Real Estate in Process of Foreclosure

The following table summarizes the recorded investment in consumer mortgage loans secured by residential real estate in the process of foreclosure (Dollars in thousands):

June 30, 2021		December 31, 2020
Number of loans	Recorded Investment	Number of loans	Recorded Investment

3	$471	1	$311

Troubled Debt Restructurings

In the normal course of business, the Bank may consider modifying loan terms for various reasons. These reasons may include as a retention strategy to compete in the current interest rate environment or to re-amortize or extend a loan term to better match the loan’s repayment stream with the borrower’s cash flow. A modified loan would be considered a troubled debt restructuring (“TDR”) if the Bank grants a concession to a borrower and has determined that the borrower is troubled (i.e., experiencing financial difficulties).

If the Bank restructures a loan to a troubled borrower, the loan terms (i.e., interest rate, payment, amortization period and maturity date) may be modified in various ways to enable the borrower to cover the modified debt service payments based on current financial statements and cash flow adequacy. If a borrower’s hardship is thought to be temporary, then modified terms may be offered for only that time period. Where possible, the Bank attempts to obtain additional collateral and/or secondary repayment sources at the time of the restructuring in order to put the Bank in the best possible position if the borrower is not able to meet the modified terms. The Bank will not offer modified terms if it believes that modifying the loan terms will only delay an inevitable permanent default. In evaluating whether a restructuring constitutes a TDR, applicable guidance requires that a creditor must separately conclude that the restructuring constitutes a concession and the borrower is experiencing financial difficulties.

There were no loans modified as a TDR during the six months ended June 30, 2021 and 2020. There were no TDRs that subsequently defaulted within 12 months of restructuring during the six months ended June 30, 2021 and 2020.

Pursuant to the CARES Act, loan modifications made between March 1, 2020 and the earlier of i) December 30, 2020 or ii) 60 days after the President declares a termination of the COVID-19 national emergency are not classified as TDRs if the related loans were not more than 30 days past due as of December 31, 2019. The Economic Aid Act, which was enacted in December 2020 in further response to the COVID-19 pandemic, provides relief to borrowers in the form of access to additional credit through the SBA’s PPP as originally constituted under the CARES Act. Pursuant to the Economic Aid Act, the Company may opt out of applying the “troubled-debt restructuring” accounting guidance for loan modifications made between January 1, 2021 and the earlier of (i) December 30, 2021 or (ii) 60 days after the President declares a termination of the COVID-19 national emergency, provided that the modified loans were not more than 30 days past due as of December 31, 2019.

As of June 30, 2021, all commercial business, commercial real estate and consumer loans, except for two loans, that had previously received deferrals in 2020 and 2021 were no longer deferred and had made the contractually due payments. These modified loans were not considered TDRs under the CARES Act and the Economic Aid Act. The two loans consisted of one hotel loan totaling $3.1 million that was placed on non-accrual in the third quarter of 2020 and one residential mortgage loan for $871,000 that was placed on non-accrual in the first quarter of 2021.

(5) Revenue from Contracts with Customers

All of the Company’s revenue from contracts with customers within the scope of ASC 606 is recognized within non-interest income. The following table presents the Company’s sources of non-interest income for the three and six months ended June 30, 2021 and 2020. Items outside the scope of ASC 606 are noted as such.

	Three months ended		Six months ended
(Dollars in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Service charges on deposit accounts:
Overdraft fees	$32	$30	$69	$125
Other	75	102	155	220
Interchange income	187	152	350	301
Other income-in scope	119	112	217	215
Income on bank-owned life insurance (1)	168	264	342	444
Gain on sales of loans (1)	2,766	2,121	5,861	3,591
Loan servicing fees (1)	165	157	324	323
Gain on sales and calls of securities (1)	2	10	4	18
Other income (1)	221	152	491	319

	$3,735	$3,100	$7,813	$5,556

(1)	Not within the scope of ASC 606

(6) Share-Based Compensation

The Company’s share-based incentive plans (“Stock Plans”) authorize the issuance of an aggregate of 945,873 shares of the Company’s common stock (as adjusted for stock dividends) through awards that may be granted in the form of stock options to purchase common stock (each an “Option” and collectively, “Options”), awards of restricted shares of common stock (“Stock Awards”), restricted stock units (“RSUs”), stock appreciation rights or such other awards as the Compensation Committee of the Board of Directors (the “Compensation Committee”) may determine.

As of June 30, 2021, there were 314,416 shares of common stock available for future grants under the Stock Plans.

The following table summarizes Options activity during the six months ended June 30, 2021:

(Dollars in thousands, except share amounts)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2021	134,122	$11.61	4.3	$731
Granted	21,500	15.56	9.5
Exercised	(7,666)	8.94

Outstanding at June 30, 2021	147,956	$12.32	4.7	$1,254

Exercisable at June 30, 2021	109,046	$10.69	3.3	$1,097

The fair value of each Option and the significant weighted average assumptions used to calculate the fair value of the Options granted during the six months ended June 30, 2021 were as follows:

Grant Date January 4, 2021
Fair value of options granted	$3.38
Risk-free rate of return	0.64%
Expected option life in years	7
Expected volatility	28.47%
Expected dividends	2.27%

Share-based compensation expense related to Options was $43,000 and $45,000 for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there was approximately $124,000 of unrecognized compensation cost related to unvested Options.

The following table summarizes the activity in Stock Awards for the six months ended June 30, 2021:

(Dollars in thousands, except share amounts)	Number of Shares	Average Grant- Date Fair Value
Outstanding at January 1, 2021	129,883	$12.61
Granted	39,350	18.18
Vested	(36,817)	18.26

Non-vested at June 30, 2021	132,416	$12.70

Share-based compensation expense related to Stock Awards was $530,000 and $537,000 for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there was approximately $1.7 million of unrecognized compensation cost related to unvested Stock Awards.

The following table summarizes the activity in RSUs for the six months ended June 30, 2021:

(Dollars in thousands, except share amounts)	Number of Shares	Average Grant- Date Fair Value
Outstanding at January 1, 2021	25,817	$21.24
Granted	14,250	15.56
Vested	(9,083)	16.82

Non-vested at June 30, 2021	30,984	$19.92

Share-based compensation expense related to RSUs was $203,000 and $112,000 for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there was approximately $441,000 of unrecognized compensation cost related to unvested RSUs.

RSUs vest pro-rata over 3 years subject to achievement of certain established performance metrics. The ultimate number of RSUs earned, if any, will depend on the performance measured over each annual period during the applicable 3-year performance period.

If performance measures are achieved, the RSUs will vest upon certification of performance achievement by the Compensation Committee following each annual performance period. On March 3, 2021, the Compensation Committee certified that the applicable performance metrics were achieved at 142% of target for 2020 and 2019 vested awards. Awards of RSUs are settled in cash unless the recipient timely elects for the RSUs to be settled in shares of common stock. The RSUs are recorded as a liability by the Company and the liability is adjusted as the market value of the Company’s stock price changes.

(7) Benefit Plans

The Bank has a 401(k) plan that covers substantially all employees with six months or more of service. The Bank’s 401(k) plan permits all eligible employees to make contributions to the plan up to the IRS salary deferral limit. The Bank’s contributions to the 401(k) plan are expensed as incurred.

The Company also provides retirement benefits to certain employees under supplemental executive retirement plans. The plans are unfunded and the Company accrues actuarially determined benefit costs over the estimated service period of the employees in the plans. The Company recognizes the over-funded or under-funded status of a defined benefit post-retirement plan as an asset or liability on its balance sheet and recognizes changes in that funded status in the year in which the changes occur through comprehensive income. At June 30, 2021 and December 31, 2020, the Company’s President and Chief Executive Officer was the only eligible participant in the supplemental executive retirement plans.

In connection with the benefit plans, the Bank has life insurance policies on the lives of its executive officers, directors and certain employees. The Bank is the owner and beneficiary of these policies. The cash surrender values of these policies totaled approximately $37.7 million and $37.3 million at June 30, 2021 and December 31, 2020, respectively.

The components of net periodic expense for the Company’s supplemental executive retirement plans for the three and six months ended June 30, 2021 and 2020 were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Service cost	$50	$45	$99	$92
Interest cost	46	41	92	82
Actuarial gain recognized	(89)	(56)	(178)	(100)

Total	$7	$30	$13	$74

(8) Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)

Other comprehensive income (loss) is the total of (1) net income (loss) and (2) all other changes in equity from non-shareholder sources, which are referred to as other comprehensive income (loss). The components of accumulated other comprehensive income (loss), and the related tax effects, are as follows:

	June 30, 2021
(Dollars in thousands)	Before-Tax Amount	Income Tax Effect	Net-of-Tax Amount
Net unrealized holding gains on investment securities available for sale	$1,988	$(496)	$1,492
Unrealized impairment loss on held to maturity security	(459)	109	(350)
Gains on unfunded pension liability	203	(57)	146

Accumulated other comprehensive income	$1,732	$(444)	$1,288

	December 31, 2020
(Dollars in thousands)	Before-Tax Amount	Income Tax Effect	Net-of-Tax Amount
Net unrealized holding gains on investment securities available for sale	$2,616	$(644)	$1,972
Unrealized impairment loss on held to maturity security	(472)	112	(360)
Gains on unfunded pension liability	444	(124)	320

Accumulated other comprehensive income	$2,588	$(656)	$1,932

Changes in the components of accumulated other comprehensive income (loss) are as follows and are presented net of tax for the three and six months ended June 30, 2021 and June 30, 2020:

(Dollars in thousands)	Unrealized Holding Gains (Losses) on Available for Sale Securities	Unrealized Impairment Loss on Held to Maturity Security	Unfunded Pension Liability	Accumulated Other Comprehensive Income (Loss)
Balance - April 1, 2021	$1,457	$(355)	$232	$1,334
Other comprehensive income (loss) before reclassifications	37	—	(23)	14
Amounts reclassified from accumulated other comprehensive income (loss)	—	5	(63)	(58)
Reclassification adjustment for gains realized in income	(2)	—	—	(2)

Other comprehensive income (loss)	35	5	(86)	(46)

Balance - June 30, 2021	$1,492	$(350)	$146	$1,288

Balance - Balance - April 1, 2020	$161	$(372)	$270	$59
Other comprehensive income before reclassifications	1,298	—	60	1,358
Amounts reclassified from accumulated other comprehensive income (loss)	—	3	(39)	(36)
Reclassification adjustment for gains realized in income	(7)	—	—	(7)

Other comprehensive income	1,291	3	21	1,315

Balance - June 30, 2020	$1,452	$(369)	$291	$1,374

Balance - January 1, 2021	$1,972	$(360)	$320	$1,932
Other comprehensive loss before reclassifications	(478)	—	(47)	(525)
Amounts reclassified from accumulated other comprehensive income (loss)	—	10	(127)	(117)
Reclassification adjustment for gains realized in income	(2)	—	—	(2)

Other comprehensive (loss) income	(480)	10	(174)	(644)

Balance - June 30, 2021	$1,492	$(350)	$146	$1,288

Balance - January 1, 2020	$303	$(374)	$262	$191
Other comprehensive income before reclassifications	1,157	—	99	1,256
Amounts reclassified from accumulated other comprehensive income (loss)	—	5	(70)	(65)
Reclassification adjustment for gains realized in income	(8)	—	—	(8)

Other comprehensive income	1,149	5	29	1,183

Balance - June 30, 2020	$1,452	$(369)	$291	$1,374

(9) Recent Accounting Pronouncements

Accounting Standards Update (“ASU”) 2016-13—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued ASU No. 2016-13 “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires credit losses on most financial assets to be measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model).

Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists)

from the date of initial recognition of that instrument.

The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than-insignificant amount of credit deterioration since origination (“PCD assets”) should be determined in a similar manner to other financial assets measured on an amortized cost basis. Upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD assets will use the CECL model described above.

The ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis.

For the Company, the provisions of this ASU are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for all entities as of the fiscal year beginning after December 15, 2018, including interim periods within those fiscal years.

The Company has completed the initial analysis of its financial assets and will continue to build and validate the CECL models in 2021 to evaluate the impact of the adoption of the new standard on its consolidated financial statements.

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. The amendments in this ASU make minor improvements to the Codification by eliminating certain inconsistencies and clarifying the current guidance.

In June 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief. This ASU provides optional targeted transition relief that allows reporting entities to irrevocably elect the fair value option on financial instruments that 1) were previously recorded at amortized cost and 2) are within the scope of Topic 326 if the instruments are eligible for the fair value option under Topic 825. The new guidance is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. See the discussion regarding the adoption of ASU 2016-13 above.

In November 2019, the FASB issued ASU No. 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and

Hedging (Topic 815), and Leases (Topic 842). ASU 2019-10 provides that the FASB’s recently developed philosophy regarding the implementation of effective dates applies to ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), among other ASUs. For the Company, the provisions of this ASU are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for all entities as of the fiscal year beginning after December 15, 2018, including interim periods within those fiscal years. See the discussion regarding the adoption of ASU 2016-13 above.

Also in November 2019, the FASB issued ASU No. 2019-11, “Financial Instruments—Credit Losses: Codification improvements (Topic 326)” to clarify its new credit impairment guidance in ASC 326, based on implementation issues raised by stakeholders. ASU 2019-11 clarifies that expected recoveries are to be included in the allowance for credit losses for these financial assets; an accounting policy election can be made to adjust the effective interest rate for existing troubled debt restructurings based on the prepayment assumptions instead of the prepayment assumptions applicable immediately prior to the restructuring event; and extends the practical expedient to exclude accrued interest receivable from all additional relevant disclosures involving the amortized cost basis. For the Company, the provisions of this ASU are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for all entities as of the fiscal year beginning after December 15, 2018, including interim periods within those fiscal years. See the discussion regarding the adoption of ASU 2016-13 above.

ASU 2019-12—Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes.” This ASU removes the exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or a gain from other items and removes the exception to the interim period income tax accounting when a year-to-date loss exceeds the anticipated loss for the year. ASU 2019-12 also simplifies the accounting for income taxes by requiring that an entity recognize a franchise tax that is partially based on income as an income-based tax, that an entity evaluate when a step up in the tax basis of goodwill should be considered part of the business combination in which the book goodwill originally was recognized, and that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. For public business entities, ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. The Company adopted this standard as of January 1, 2021. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

ASU 2020-02—Financial Instruments—Credit Losses (Topic 326) and Leases (Topic 842)

In January 2020, the FASB issued ASU No. 2020-02, “Financial Instruments—Credit Losses (Topic 326) and Leases (Topic 842):” Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842).” This ASU adds and amends SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 119, related to the new credit losses standard, and comments by the SEC staff related to the revised effective date of the new leases standard. This ASU is effective upon issuance. See the discussion regarding the adoption of ASU 2016-13 above.

ASU 2020-03—Codification Improvements to Financial Instruments

In March 2020, the FASB issued ASU No. 2020-03, “Codification Improvements to Financial Instruments.” This ASU clarifies various financial instruments topics, including the CECL standard issued in 2016. Amendments related to ASU 2016-13 for entities that have not yet adopted that guidance are effective upon adoption of the amendments in ASU 2016-13. Early adoption is not permitted before an entity’s adoption of ASU 2016-13. Other amendments are effective upon issuance of this ASU. See the discussion regarding the adoption of ASU 2016-13 above.

ASU 2020-04—Reference Rate Reform (Topic 848)

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848)” which provides optional expedients and exceptions for applying U.S. GAAP to contract modifications and hedging relationships that reference LIBOR or another reference rate expected to be discontinued, subject to meeting certain criteria. Under the new guidance, an entity can elect by accounting topic or industry subtopic to account for the modification of a contract affected by reference rate reform as a continuation of the existing contract, if certain conditions are met. In addition, the new guidance allows an entity to elect on a hedge-by-hedge basis to continue to apply hedge accounting for hedging relationships in which the critical terms change due to reference rate reform, if certain conditions are met. A one-time election to sell and/or transfer held-to-maturity debt securities that reference a rate affected by reference rate reform is also allowed. ASU No. 2020-04 became effective for all entities as of March 12, 2020 and will apply to all LIBOR reference rate modifications through December 31, 2022. For the Company, the provisions of this ASU were effective upon issuance and did not have a material impact on the Company’s consolidated financial statements.

ASU 2021-01—Reference Rate Reform (Topic 848)

In January 2021, the FASB issued ASU No. 2021-01, “Reference Rate Reform (Topic 848).” The amendments in this update clarify that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. Specifically, certain provisions in Topic 848, if elected by an entity, apply to derivative instruments that use an interest rate for margining, discounting, or contract price alignment that is modified as a result of reference rate reform. Amendments in this update to the expedients and exceptions in Topic 848 capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. ASU No. 2021-01 became immediately effective for all entities, which may elect to apply the update retrospectively as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively to new modifications from any date within an interim period that includes or is subsequent to the issuance date of ASU No. 2021-01 up to the date that financial statements are available to be issued. In addition, ASU No.2021-01 applies to all contract modifications made through December 31, 2022. For the Company, the provisions of this ASU were effective upon issuance and did not have a material impact on the Company’s consolidated financial statements.

(10) Fair Value Disclosures

U.S. GAAP has established a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of the Company’s financial assets and financial liabilities carried at fair value.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and counterparty creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available for Sale. Securities classified as available for sale are reported at fair value utilizing Level 1 and Level 2 inputs. For Level 2 securities, the fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the security’s terms and conditions, among other things.

Interest Rate Lock Derivatives. Interest rate lock commitments do not trade in active markets with readily observable prices. The fair value of an interest rate lock commitment is estimated based upon the forward sales price that is obtained in the best efforts commitment, taking into consideration the probability that the locked rate commitment will close.

Impaired Loans. Impaired loans are those which the Company has measured and recognized impairment, generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the collateral or discounted cash flows based on the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances less specific valuation allowances.

Other Real Estate Owned. Foreclosed properties are adjusted to fair value less estimated selling costs at the time of foreclosure in preparation for transfer from portfolio loans to other real estate owned (“OREO”), thereby establishing a new accounting basis. The Company subsequently adjusts the fair value of the OREO, utilizing Level 3 inputs on a non-recurring basis to reflect partial write-downs based on the observable market price, the current appraised value of the asset or other estimates of fair value. The fair value of other real estate owned is determined using appraisals, which may be discounted based on management’s review and changes in market conditions.

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	June 30, 2021
(Dollars in thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Securities available for sale:
U.S. Treasury securities and obligations of U.S. Government sponsored entities (“GSE”)	$—	$2,769	$—	$2,769
Residential collateralized mortgage obligations - GSE	—	37,071	—	37,071
Residential mortgage backed securities - GSE	—	27,126	—	27,126
Obligations of state and political subdivisions	3,487	21,520	—	25,007
Corporate debt securities	6,186	15,103	—	21,289
Other debt securities	—	17,624	—	17,624
Interest rate lock derivatives	—	351	—	351

Total	$9,673	$121,564	$—	$131,237

	December 31, 2020
(Dollars in thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Securities available for sale:
U.S. Treasury securities and obligations of U.S. Government sponsored entities (“GSE”)	$—	$3,439	$—	$3,439
Residential collateralized mortgage obligations - GSE	—	36,779	—	36,779
Residential mortgage backed securities - GSE	—	13,597	—	13,597
Obligations of state and political subdivisions	—	27,452	—	27,452
Corporate debt securities	9,287	12,080	—	21,367
Other debt securities	—	22,563	—	22,563
Interest rate lock derivatives	—	537	—	537

Total	$9,287	$116,447	$—	$125,734

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Assets and liabilities subject to fair value adjustments (impairment) on a nonrecurring basis at June 30, 2021 and December 31, 2020 were as follows:

(Dollars in thousands)	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
June 30, 2021
Impaired loans	$—	$—	$11,689	$11,689
Other real estate owned	—	—	48	48
December 31, 2020
Impaired loans	$—	$—	$8,769	$8,769
Other real estate owned	—	—	92	92

Impaired loans measured at fair value and included in the above table at June 30, 2021 consisted of 7 loans having an aggregate recorded investment of $15.1 million and specific loan loss allowance of $3.4 million. Impaired loans measured at fair value and included in the above table at December 31, 2020 consisted of 5 loans having an aggregate balance of $10.9 million with specific loan loss allowance of $2.1 million.

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis, where there was evidence of impairment, and for which the Company has utilized Level 3 inputs to determine fair value:

(Dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
June 30, 2021
Impaired loans	$11,689	Appraisal of collateral (1)	Appraisal adjustments (2)	5.3% - 29.6% (16.8%)
Other real estate owned	$48	Appraisal of collateral (1)	Appraisal adjustments (2)	89.0% (89.0%)
December 31, 2020
Impaired loans	$8,769	Appraisal of collateral (1)	Appraisal adjustments (2)	0.1% - 40.4% (12.6%)
Other real estate owned	$92	Appraisal of collateral (1)	Appraisal adjustments (2)	79.0% (79.0%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs that are not identifiable.
(2)	Includes qualitative adjustments by management and estimated liquidation expenses.

The following is a summary of fair value versus carrying value of all of the Company’s financial instruments. For the Company and the Bank, as with most financial institutions, the bulk of assets and liabilities are considered financial instruments. Many of the financial instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. Therefore, significant estimations and present value calculations were used for the purpose of this note. Changes in assumptions could significantly affect these estimates.

The estimated fair values and carrying amounts of financial assets and liabilities as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021
(Dollars in thousands)	Carrying Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Cash and cash equivalents	$215,677	$215,677	$—	$—	$215,677
Securities available for sale	130,886	9,673	121,213	—	130,886
Securities held to maturity	97,993	—	100,764	—	100,764
Loans held for sale	6,017	—	6,165	—	6,165
Net loans	1,218,517	—	—	1,259,926	1,259,926
SBA servicing asset	827	—	1,209	—	1,209
Interest rate lock derivative	351	—	351	—	351
Accrued interest receivable	4,306	—	4,306	—	4,306
FHLB stock	1,087	—	1,087	—	1,087
Deposits	(1,546,061)	—	(1,546,586)	—	(1,546,586)
Short-term borrowings	—	—	—	—	—
Redeemable subordinated debentures	(18,557)	—	(14,191)	—	(14,191)
Accrued interest payable	(530)	—	(530)	—	(530)

	December 31, 2020
(Dollars in thousands)	Carrying Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Cash and cash equivalents	$21,995	$21,995	$—	$—	$21,995
Securities available for sale	125,197	9,287	115,910	—	125,197
Securities held to maturity	92,552	—	95,640	—	95,640
Loans held for sale	29,782	—	30,618	—	30,618
Net loans	1,418,065	—	—	1,463,821	1,463,821
SBA servicing asset	795	—	1,209	—	1,209
Interest rate lock derivative	537	—	537	—	537
Accrued interest receivable	5,273	—	5,273	—	5,273
FHLB stock	1,498	—	1,498	—	1,498
Deposits	(1,562,839)	—	(1,564,431)	—	(1,564,431)
Short-term borrowings	(9,825)	—	(9,825)	—	(9,825)
Redeemable subordinated debentures	(18,557)	—	(10,932)	—	(10,932)
Accrued interest payable	(851)	—	(851)	—	(851)

Loan commitments and standby letters of credit as of June 30, 2021 and December 31, 2020 were based on fees charged for similar agreements; accordingly, the estimated fair value of loan commitments and standby letters of credit was nominal.

(11) Leases

At June 30, 2021, the Company had 34 operating leases under which the Company is a lessee. Of the 34 leases, 22 leases were for real property, including leases for 18 of the Company’s branch offices and 4 leases for general office space including the Company’s headquarters. All of the real property leases include one or more options to extend the lease term. Four of the branch office leases are for the land on which the branch offices are located and the Company owns the leasehold improvements.

In addition, the Company had 12 leases for office equipment, consisting primarily of copiers and printers. None of these leases include extensions and generally have three to five year terms.

At June 30, 2021, the Company did not have any finance leases.

For the three and six months ended June 30, 2021 and 2020, the Company recognized rent and equipment expense associated with leases as follows:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating lease cost:
Fixed rent expense and equipment expense	$622	$670	$1,289	$1,337
Variable rent expense	—	—	—	—
Short-term lease expense	4	11	6	23
Sublease income	—	—	—	—

Net lease cost	$626	$681	$1,295	$1,360

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lease cost - occupancy expense	$619	$626	$1,232	$1,240
Lease cost - other expense	7	55	63	120

Net lease cost	$626	$681	$1,295	$1,360

For the six months ended June 30, 2021 and 2020, the following cash and non-cash activities were associated with the leases:

	Six Months Ended June 30,
(In thousands)	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,229	$1,266
Non-cash investing and financing activities:
Additions to right-of-use assets obtained from:
Net lease cost	—	—
New operating lease liabilities	11	144

The future payments due under operating leases at June 30, 2021 and 2020 were as follows:

	At June 30,
(In thousands)	2021	2020
Due in less than one year	$2,113	$2,058
Due in one year but less than two years	2,056	2,030
Due in two years but less than three years	1,930	2,021
Due in three years but less than four years	1,766	1,929
Due in four years but less than five years	1,682	1,766
Thereafter	12,601	14,243

Total future payments	$22,148	$24,047
Less: Implied interest	(5,536)	(6,011)

Total lease liability	$16,612	$18,036

At June 30, 2021 and 2020, future payments due under operating leases were based on ASC Topic 842 and included, in general, at least one lease renewal option on all real estate leases except on one land lease where all renewal options were included. As of June 30, 2021, the weighted-average remaining lease term for all operating leases was 14.5 years. The weighted average discount rate associated with the operating leases at June 30, 2021 was 3.32%.

(12) Borrowings

The Company has borrowing lines established with the FHLB and other correspondent banks. At June 30, 2021, the Company had no borrowings. Overnight or short-term borrowings at December 31, 2020 totaled $9.8 million with an average interest rate of 0.34%. These borrowings are primarily used to fund asset growth not supported by deposit generation.

At June 30, 2021, unused overnight or borrowing potential totaled $247.6 million from the FHLB and unused Fed Funds borrowing commitments were $46.0 million from correspondent banks.

(13) Pending Merger With and Into Lakeland Bancorp

On July 11, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lakeland Bancorp, Inc., a New Jersey corporation (“Lakeland”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Lakeland, with Lakeland continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, the Bank will merge with and into Lakeland Bank, a New Jersey-chartered commercial bank (“Lakeland Bank”) and a wholly-owned subsidiary of Lakeland, with Lakeland Bank continuing as the surviving bank. The Merger Agreement was approved by the Boards of Directors of each of Lakeland and the Company.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger (the “Effective Time”), shareholders of the Company will receive, for each outstanding share of 1st Constitution Bancorp common stock that they own at the Effective Time, 1.3577 shares of Lakeland common stock. Cash will be paid in lieu of fractional shares.

Also at the Effective Time (i) all shares of 1st Constitution Bancorp common stock held by 1st Constitution Bancorp as treasury stock and (ii) all shares of 1st Constitution Bancorp common stock owned directly or indirectly by Lakeland or the Company or any of their respective subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted), will be canceled and no consideration will be delivered in exchange therefor. Outstanding 1st Constitution Bancorp stock options and performance-based restricted stock units will be cashed out in the Merger. Outstanding 1st Constitution Bancorp restricted stock will vest and will be converted into the right to receive, at the Effective Time, the same consideration that holders of 1st Constitution Bancorp common stock are receiving in the Merger. Each outstanding share of Lakeland common stock will remain outstanding and be unaffected by the Merger.